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                                                                  EXECUTION COPY










                           MORTGAGE LOAN PURCHASE AND
                           INTERIM SERVICING AGREEMENT


                            EMC MORTGAGE CORPORATION

                                    Purchaser

                                       and

                         AMERICAN BUSINESS CREDIT, INC.
              HOMEAMERICAN CREDIT, INC., D/B/A UPLAND MORTGAGE, AND
                    AMERICAN BUSINESS MORTGAGE SERVICES, INC.

                                   Originators



                            Dated as of June 30, 2003




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             MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT

         This is a MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT (the "Agreement"), dated as of June 30, 2003, by and among EMC Mortgage Corporation (the "Purchaser"), American Business Credit, Inc., a Pennsylvania corporation ("ABC"), Homeamerican Credit, Inc. d/b/a Upland Mortgage, a Pennsylvania corporation ("Upland"), and American Business Mortgage Services, Inc., a New Jersey corporation ("ABMS", and together with ABC and Upland, the "Originators").

                              W I T N E S S E T H :

         WHEREAS, the Originators desire to sell to the Purchaser, and the Purchaser desires to purchase from the Originators, from time to time, certain fixed-rate residential first or second lien mortgage loans as described herein, including all Servicing Rights (as defined below) related thereto (the "Mortgage Loans") and which shall be delivered as whole loans;

         WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed to the related Term Sheet;

         WHEREAS, the Purchaser and the Originators wish to prescribe the manner of the conveyance, interim servicing and control of the Mortgage Loans.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Originators agree as follows:

         SECTION 1. Definitions: For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

         Accepted Servicing Practices: With respect to any Mortgage Loan, the Originators' normal servicing practices including practices regarding reconciliation of bank accounts, processing of mortgage payments, processing of disbursements for tax and insurance payments, maintenance of mortgage loan records, performance of collection efforts including disposition of delinquent loans, foreclosure activities and disposition of real estate owned and performance of investor accounting and reporting processes. Such practices will conform to the mortgage servicing practices of prudent mortgage lending institutions which service, for their own account, mortgage loans of the same type as the Mortgage Loans in the jurisdiction in which the related Mortgaged Properties are located, which may change from time to time; provided, that such practices shall at all times conform to the Credit and Servicing Policy Manuals.

         Agreement: This Mortgage Loan Purchase and Interim Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

         Appraised Value: With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

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         Assignment of Mortgage: An individual assignment of Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser. None of the assignments of Mortgage will be "blanket" assignments of Mortgage.

         Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York or other states where the Purchaser is located or in the State of Pennsylvania are authorized or obligated by law or executive order to be closed.

         Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

         Closing Date: With respect to any Mortgage Loan, the date set forth in
Section 4.01 or stated on the related Term Sheet.

         Closing Documents:  The documents required pursuant to Section 9.

         Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan as of the date of origination of the Mortgage Loan, divided by the lesser of the Appraised Value of the Mortgage Property as of the origination date or the purchase price of the Mortgaged Property.

         Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

         Credit and Servicing Policy Manuals: With respect to an Originator, its written policies and procedures regarding underwriting, origination and servicing of mortgage loans, as delivered to the Purchaser on or prior to the initial Closing Date, with such changes notified to the Purchaser (a) that do not have a material adverse effect on such policies and procedures, or (b) that are approved by the Purchaser, such approval not to be unreasonably withheld, conditional or delayed, or (c) that the Servicer does not apply to the Mortgage Loans.

         Confirmation: In the case of any purchase of Mortgage Loans by the Purchaser from the Originators other than the initial purchase, the trade confirmation letter between the Purchaser and the Originators which relates to the Mortgage Loans.

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         Current Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the applicable Originator (by a Qualified Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations.

         Current LTV: The ratio of the Stated Principal Balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

         Custodial Account: Each separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled "[Servicer], in trust for EMC Mortgage Corporation, Owner of Mortgage Loans, P&I Account," and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Custodian: JPMorgan Chase Bank, a New York banking corporation, its successors and assigns, as custodian for the Purchaser.

         Cut-off Date: With respect to any Mortgage Loan, the later of (i) the date set forth in Section 4.01 or stated on the related Term Sheet and (ii) the date of origination of such Mortgage Loan.

         Due Date: With respect to each Mortgage Loan, the day on which the Monthly Payment for such Mortgage Loan is due, exclusive of any days of grace.

         Due Period: With respect to each Distribution Date, the calendar month preceding the related Distribution Date.

         Eligible Account: An account established and maintained: (i) within FDIC insured accounts created, maintained and monitored by the Servicer so that all funds deposited therein are fully insured, or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Servicer (or any sub-servicer) or (iii) with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A2" or higher by Moody's Investor Services Inc. and "A" or higher by Standard and Poor's Corp. or one of the two highest short-term ratings by any applicable Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed securities, the equivalent required ratings of each Rating Agency, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Servicer (or any sub-servicer) and of any creditors or depositors of the institution in which such account is maintained. In the event that a Custodial Account is established pursuant to clause (iii) or
(iv) of the preceding sentence, the Servicer shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

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         Escrow Account: Each separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "[Servicer], in trust for EMC Mortgage Corporation, the Owner of Mortgage Loans, and various Mortgagors, T&I Account," and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

         Event of Default: Any one of the events enumerated in Subsection 13.01.

         Fannie Mae: Fannie Mae or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         Freddie Mac: Freddie Mac or any successor thereto.

         GAAP: Generally accepted accounting principles, consistently applied.

         HMDA: The Home Mortgage Disclosure Act, as amended.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of any insurance policy insuring the Mortgage Loan or the related Mortgaged Property.

         Interest Paid to Date: With respect to a Mortgage Loan, the last date to which interest has been paid on such Mortgage Loan, as shown on the books and records of Servicer as of the related Cut-off Date.

         Interim Servicing Period: With respect to any Mortgage Loan, the period during which the Servicer shall service the Mortgage Loans in accordance with the provisions of this Agreement, commencing on the related Closing Date and ending on the related Servicing Transfer Date.

         Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

         Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of origination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the lesser of the Appraised Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property.

         Maximum Aggregate Purchase Amount: $700,000,000.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

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         MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the
MERS(R)System.

         MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

         MOM Loan: Any Mortgage Loan as to which MERS is acting as original mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

         Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

         Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

         Mortgage File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents and originals of all other documents referred to in Exhibit 2 annexed hereto and any additional documents related to the origination of a particular Mortgage Loan and all documents, files and other information necessary to service the Mortgage Loans.

         Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

         Mortgage Loan: Each mortgage loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and identified on the related Mortgage Loan Schedule attached to the related Term Sheet, which Mortgage Loan includes without limitation the Servicing Rights, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

         Mortgage Loan Documents: The documents listed in Subsection 6.03 pertaining to any Mortgage Loan.

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         Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Term Sheet (which shall also be provided in an electronic format acceptable to Purchaser), such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Servicer's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investor property; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (7) the original principal amount of the Mortgage Loan; (8) the Mortgage Interest Rate; (9) the date on which the first Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date; (11) the amount of the Monthly Payment; (12) the original months to maturity; (13) the Origination Date of the Mortgage Loan and the remaining months to maturity from the related Cut-off Date, based on the original amortization schedule; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (15) the Stated Principal Balance of the Mortgage Loan as of the related Cut-off Date;
(16) the amount of the Monthly Payment as of the related Cut-off Date;(17) the sales price of the Mortgaged Property, if applicable, the Appraised Value and the Loan-to-Value Ratio at origination; (18) the Current Appraised Value and Current LTV, if applicable; (19) a code indicating the documentation style; (20) credit score and/or mortgage score, each if applicable; (21) a code indicating whether or not the Mortgage Loan is the subject of Primary Mortgage Insurance Policy and the name of the related insurer and, if such loan has Primary Mortgage Insurance, the amount of such Primary Mortgage Insurance expressed as a percent of the Appraised Value; (22) loan type (i.e. fixed, etc.); (23) a code indicating whether or not each Mortgage Loan has a prepayment penalty and if so, the amount and duration of such penalty; (24) the debt-to-income ratio; (25) a code indicating whether the Mortgage Loan is a buydown loan; (26) a code indicating whether or not the Mortgage Loan has "balloon features"; (27) a code indicating whether or not the Mortgage Loan has a "lifetime" tax service contract in effect; (28) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (29) the credit grade, if applicable, assigned to such loan at origination according to the Underwriting Guidelines of the applicable Originator; (30) the CLTV; (31) amortization term; (32) assumable (Y/N); (33) MERS #, if applicable; (34) co-borrower name (first and last); (35) borrower social security #; (36) co-borrower social security #; (37) borrower race if disclosed; (38) co-borrower race if disclosed; (39) borrower gender if disclosed; (40) co-borrower gender if disclosed; (41) monthly combined income-if applicable; (42) monthly debt; (43) the monthly Escrow Payment; and (44) the amount of the total monthly payment by the Mortgagor (e.g., the Monthly Payment plus the monthly Escrow Payment). With respect to the Mortgage Loans in the aggregate, the related Mortgage Loan Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

         Mortgage Note: The note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

         Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a residential dwelling.

         Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor(s) in title to the Mortgaged Property.

         Net Escrow Payments: Escrow Payment balances remaining after advances by the Servicer for taxes and insurance to the extent documented under a detailed statement provided to the Purchaser.

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         Officer's Certificate: A certificate signed by the Chairman of the
Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

         Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

         Origination Date: The date on which a Mortgage Loan funded.

         Originators: American Business Credit, Inc., a Pennsylvania corporation, HomeAmerican Credit, Inc., d/b/a Upland Mortgage, a Pennsylvania corporation, and American Business Mortgage Services, Inc., a New Jersey corporation.

         Pass-Through Transfer: The sale of some or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated, mortgage pass-through transaction.

         Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Primary Mortgage Insurance Policy or PMI Policy: Each primary policy of mortgage insurance issued by a Qualified Insurer and represented to be in effect pursuant to Section 7.02.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price: The price paid by the Purchaser in exchange for the Mortgage Loans (including the Servicing Rights thereon) purchased on the related Closing Date, calculated as provided in Section 4.

         Purchase Price Percentage: That certain purchase price percentage specified herein or in the related Term Sheet with respect to the Mortgage Loans, as adjusted as provided for therein.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified Appraiser: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

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         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and whose claims paying ability is rated in the two highest rating categories by each applicable Rating Agency with respect to primary mortgage insurance and in the two highest rating categories in Best's Key Rating Guide with respect to hazard and flood insurance.

         Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are limited to the sum of the unpaid principal balance of the existing first mortgage, closing costs (including all prepaid items), points, the amount required to satisfy any subordinate mortgage liens that are more than one year old (if the borrower plans to satisfy them), and other funds for the borrower's use (as long as the amount does not exceed 2% of the principal amount of the new mortgage or $2,000). A property that has subordinate liens that have been in existence for one year or less also may be treated as a rate/term refinance transaction as long as the proceeds of the subordinate lien were used to make documented home improvements.

         Rating Agency: Moody's Investors Servicers, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

         Recording Fee: For any Mortgage Loan that is not a MERS Mortgage Loan, $25.00 per Mortgage Loan.

         Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         REO Disposition: The final sale by the Servicer of any REO Property.

         REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

         Repurchase Price: With respect to any Mortgage Loan, a price equal to
(x) the product of the greater of 100% or the Purchase Price Percentage multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus (y) accrued interest on such Stated Principal Balance at the Mortgage Interest Rate from the last interest paid to date through which interest has been paid by or on behalf of the Mortgagor through the date prior to the date of repurchase, less (z) amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

         Residential Dwelling: Any one of the following: (i) a detached single family dwelling, (ii) an attached single family dwelling (iii) a two-to-four family dwelling, (iv) a unit in a condominium project, or (v) a detached single family dwelling in a planned unit development. Mortgaged Properties that consist of the following property types are not eligible for sale to the Purchaser: (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes, (f) homes which are situated on more than ten acres of property and (g) homes which are secured by a leasehold estate.

         SAIF: The Savings Association Insurance Fund, or any successor thereto.

         Servicer: American Business Credit, Inc., a Pennsylvania corporation, or any successor appointed as herein provided.

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         Servicing Addendum: The terms and conditions attached hereto as Exhibit
5 which will govern the servicing of the Mortgage Loans by the Servicer during the Interim Servicing Period; provided, however, the Servicing Addendum shall not be applicable to the servicing of any Mortgage Loan subject to a Short Interim Servicing Period.

         Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, prepayment penalties or premiums due in connection with a Principal Prepayment (if any), other penalties, fees or similar payments with respect to the Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Mortgage Loan), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse Escrow Payments or other similar payments with respect to the Mortgage Loans, Escrow Accounts and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Mortgage Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; (g) all rights, powers and privileges incident to any of the foregoing; and (h) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights and all rights of the Servicer thereunder including, but not limited to, any clean-up calls and termination options.

         Servicing Rights Owner: The Person to whom the Servicing Rights are transferred at any time, which Person may or may not be the Purchaser of the Mortgage Loans hereunder, and which Person will, on the related Closing Date, be the Purchaser.

         Servicing Transfer Date: As set forth herein or in the related Term Sheet.

         Short Interim Servicing Period: As defined in Section 11.

         Stated Principal Balance: As to each Mortgage Loan (i) the principal balance of such Mortgage Loan as of the related Cut-off Date, minus (ii) all amounts thereafter distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

         Term Sheet: A supplemental agreement in the form attached hereto as
Exhibit 1 which shall be executed and delivered by the Originators and the Purchaser to provide for the sale pursuant to the terms of this Agreement of the Mortgage Loans including all Servicing Rights related thereto listed on Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

         Underwriting Guidelines: The underwriting guidelines attached as, and the restrictions (if any) set forth in, Exhibit 9 hereto, as revised from time to time.

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         Value: With respect to any Mortgage Loan, the lower of the Appraised
Value of the Mortgaged Property as of the origination date or the purchase price of the Mortgaged Property.

         Whole Loan Transfer: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Purchaser to one or more third parties in whole loan or participation format.

         SECTION 2. Agreement to Purchase. The Originators agree to sell, and the Purchaser agrees to purchase, from time to time, without recourse, but subject to the terms of this Agreement, Mortgage Loans, together with the Servicing Rights, having an aggregate principal balance on the related Cut-off Date in an amount set forth in Section 4.01 or on the related Term Sheet or in such other amount as agreed by the Purchaser and the Originators as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

         As part of the foregoing agreement, on or before July 15, 2003 (or such later date up to and including July 31, 2003 as necessary due to any delays connected to the completion of the Purchaser's due diligence review of the Mortgage Loans, but not including delays caused by direct actions taken by the Purchaser) the Originators shall agree to sell, and in good faith the Purchaser shall agree to purchase, Mortgage Loans, together with the Servicing Rights, having a minimum aggregate principal balance of $275,000,000 as of the related Cut-off Dates. These Mortgage Loans are referred to as the "First Acquired Pool" and shall include the Mortgage Loans purchased on the initial Closing Date. The Purchase Price Percentage for each Mortgage Loan in the First Acquired Pool accepted for purchase by the Purchaser shall be 105.00%; provided, however, that such Purchase Price Percentage shall be adjusted to a lower percentage if (i) the initial weighted average Mortgage Interest Rate of all Mortgage Loans in the First Acquired Pool is less than 9.58% per annum or (ii) there is a material adverse change in the overall loan characteristics of all Mortgage Loans in the First Acquired Pool compared to the loan characteristics of the approximately $215,000,000 pool of mortgage loans (other than any mortgage loans secured by mortgaged properties located in New York City or mortgage loans originated for business purposes) set forth in the electronic data tape sent in June 2003 by the Originators to the Purchaser. Any adjustment of the Purchase Price Percentage for decreases in the weighted average Mortgage Interest Rate below 9.58% per annum shall be at a 2 to 1 multiple. Any or all of the adjustment in the Purchase Price Percentage for the Mortgage Loans in the First Acquired Pool by means of a refund or other form of settlement between the Originators and the Purchaser shall be completed at the time of the final purchase of Mortgage Loans in the First Acquired Pool or within one week of such date.


         Notwithstanding any other provision in this section to the contary, until such time as each Term Sheet is executed and delivered by the Originators and the Purchaser in connection with a purchase of Mortgage Loans and subject to the Purchaser's satisfactory completion, in the sole discretion, of its due diligence review of the Mortgage Loans to be purchased to insure that they meet the requirements set forth in this Agreement, except in the case of the initial purchase of Mortgage Loans at the time of the execution and delivery of this Agreement, the Originators shall not be obligated to sell, and the Purchaser shall not be obligated to purchase, any Mortgage Loans.

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         Notwithstanding any other provision in this Agreement, the maximum aggregate principal balance (as of the related Cut-off Date) of the Mortgage Loans purchased under this Agreement from time to time shall not exceed the Maximum Aggregate Purchase Amount.

         SECTION 3. Mortgage Loan Schedule. Except in the case of the purchase of Mortgage Loans on the initial Closing Date, the Originators shall deliver the related Mortgage Loan Schedule to the Purchaser at least two (2) Business Days prior to the related Closing Date.

         SECTION 4. Purchase Price; Near-term Principal Prepayments.

         Subsection 4.01 Purchase Price.

         In the case of the initial purchase of Mortgage Loans by the Purchaser at the time of the execution and delivery of this Agreement, the Originators shall deliver to the Purchaser a Mortgage Loan Schedule, pursuant to and in accordance with the terms and conditions set forth in this Agreement, and in lieu of a Term Sheet for the initial purchase, the following terms shall apply:

Aggregate Principal Balance
(as of the Cut-off Date):      $102,721,833.42

Initial Closing Date:          June 30, 2003

Cut-off Date:                  June 1, 2003 (or, for any Mortgage Loan
                               originated after that date, the date of
                               origination of such Mortgage Loan)

Initial Weighted Average
Mortgage Interest Rate:        9.68%

Purchase Price Percentage:     105.00%

Servicing Transfer Date:       On or before August 31, 2003

Holdback 0.25% of the Purchase Price for the Mortgage Loans will be held back and paid to the Originators on the Servicing Transfer Date. Interest on the amount held back will accrue and be payable by the Purchaser on the Holdback Payment Date at a per annum rate equal to one-month LIBOR plus 0.25.

Holdback Payment Date          The date on which the requirements under this
                               Agreement for the transfer of the Servicing
                               Rights from the Servicer to the Purchaser have been completed to the reasonable satisfaction of the Purchaser.

Additional Closing Conditions  Satisfactory completion, in the sole discretion of the Purchaser, of its due diligence review of the Mortgage Loans to insure that they meet the requirements set forth in this Agreement

         The Purchase Price for each Mortgage Loan (inclusive of the Servicing Rights associated with such Mortgage Loan) listed on the related Mortgage Loan Schedule shall be the Purchase Price Percentage, multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Cut-off Date.

         In addition to the Purchase Price as described above, the Purchaser shall pay to the Originators, on the related Closing Date, accrued interest on each Mortgage Loan at the Mortgage Interest Rate from the related last Interest Paid to Date through the day prior to the related Closing Date, inclusive; provided, however, with respect to those Mortgage Loans for which interest has been paid through a date beyond the related Closing Date, such accrued interest owing to Originators shall be reduced by the amount of interest accruing on the Stated Principal Balance of each such Mortgage Loan at a rate equal to the Mortgage Interest Rate of such Mortgage Loan, from the related Closing Date to the day prior to the Interest Paid to Date for such Mortgage Loan, inclusive.

         The Purchase Price shall be reduced by the Recording Fee, multiplied by the number of Mortgage Loans that are not MERS Mortgage Loans.

         With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive (except as otherwise described in this Agreement during the related Interim Servicing Period) the following items that are received or collected on or after the related Cut-off Date: (i) all payments and/or recoveries of principal, (ii) all payments of interest on the Mortgage Loans, (iii) all fees, prepayment penalties or premiums (subject to Section 4.02), and (iv) all other Ancillary Income.

         Subsection 4.02 Near-term Principal Prepayments. In the event any Principal Prepayment is made by a Mortgagor on or prior to three months after the related Closing Date, the Originators shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the Stated Principal Balance of such Mortgage Loan as of the Cut-off Date (each such amounts the "Premium"), net of any prepayment fee or penalty collected in regard to such prepayment. Such remittance shall be made by the Originators to the Purchaser no later than the third Business Day following receipt of such Principal Prepayment.

         SECTION 5. Examination of Mortgage Files. With regard to the examination of the Mortgage Loans and Mortgage Files prior to the related Closing Date, Purchaser and Originators shall have such rights as are set forth in any related Confirmation. If Purchaser declines, in accordance with its rights under any related Confirmation, to purchase a Mortgage Loan, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule. The Purchaser may, at its option and without notice to the Originators, purchase all or a portion of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successors') rights to demand repurchase or any other relief or remedy provided for in this Agreement.

         SECTION 6. Conveyance from Originators to Purchaser.

         Subsection 6.01 Conveyance of Mortgage Loans; Possession of Mortgage
                         Files.

         On the related Closing Date, the Originators, simultaneously with the payment of the related Purchase Price, do hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Originators in and to the Mortgage Loans (including the Servicing Rights thereon) listed on the related Mortgage Loan Schedule attached to the related Term Sheet, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Originators shall deliver to the Purchaser (or, upon Purchaser's request, its designee) the Mortgage Loan Documents. The contents of each related Mortgage File required to be retained by the Servicer to interim service the Mortgage Loans pursuant to the Agreement and the related Term Sheet and thus not delivered to the Purchaser prior to the related Closing Date are, and shall be, held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating interim servicing of the related Mortgage Loan pursuant to the Agreement and the related Term Sheet, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan and Servicing Rights prepared by or which come into the possession of the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only.

         The Mortgage File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement and the related Term Sheet shall be appropriately identified in the Servicer's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement.

         Subsection 6.02 Books and Records.

         Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the applicable Originator in trust for the benefit of the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate, solely for the purpose of facilitating the interim servicing of the Mortgage Loans as described herein. Upon Purchaser's request, the Originators shall transfer, or cause to be transferred, record title to each Mortgage and the related Mortgage Note to the Purchaser. Notwithstanding the foregoing, beneficial ownership of each Mortgage, the related Mortgage Note and the related Servicing Rights shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Servicer to which Purchaser is entitled as provided in
Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds shall be received and held by the Servicer in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

         It is the express intention of the parties that the transactions contemplated by this Agreement and the related Term Sheet be, and be construed as, a sale of the Mortgage Loans, and the Servicing Rights by the Servicer and not a pledge of the Mortgage Loans or the Servicing Rights by the Servicer to the Purchaser to secure a debt or other obligation of the Originators. Consequently, the sale of each Mortgage Loan and the Servicing Rights shall be reflected as a sale on the Originators' business records, tax returns and financial statements.

         Subsection 6.03 Delivery of Mortgage Loan Documents.

         No later than five Business Days prior to the related Closing Date (or
(i) in the case of the initial purchase of Mortgage Loans and the related original Mortgage Notes only, on or before the initial Closing Date, and (ii) in all other cases, such lesser period as agreed to in writing by the Purchaser and the Originators), the Originators shall deliver to the Purchaser, or its Custodian, as agent, the following Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule delivered to the Purchaser or attached to the related Term Sheet:

                  (a) The original Mortgage Note endorsed "Pay to the order of JPMorgan Chase Bank, as collateral agent for the holder of the related Mortgage Note from time to time, without recourse," and signed via original signature in the name of the applicable Originator by an authorized officer, with all intervening endorsements showing a complete chain of title, together with any applicable riders. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by an Originator in a merger, the endorsement must be by "[Originator], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by an Originator while doing business under another name, the endorsement must be by "[Originator] formerly known as [previous name]". None of the Mortgage Notes may be in the form of a lost note affidavit;

                  (b) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, from the applicable Originator to "JPMorgan Chase Bank, as collateral agent for the holder of the related Mortgage Note from time to time," or otherwise in accordance with Purchaser's instructions, which assignment of mortgage shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by an Originator while doing business under another name, the Assignment must be by "[Originator] formerly known as [previous name]". If the Mortgage Loan was acquired by an Originator in a merger, the endorsement must be by "[Originator], successor by merger to the [name of predecessor]". None of the Assignments are blanket assignments of mortgage;

                  (c) the original of any guarantee executed in connection with the Mortgage Note;

                  (d) Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan that is not a MERS Mortgage Loan, the Originators cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Servicer shall deliver or cause to be delivered to the Purchaser a photocopy of such Mortgage together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage. With respect to each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                  (e) originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Servicer;

                  (f) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignment of mortgage, the Servicer shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment of mortgage together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Servicer; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

                  (g) The original mortgagee policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, (a) a written commitment or interim binder for title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company, or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured or (b) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences existing liens and gives a preliminary opinion as to the absence of any encumbrance on title to the Mortgaged Property, except liens to be removed on or before purchase by the Mortgagor or which constitute customary exceptions acceptable to lenders generally; the original policy of title insurance shall be delivered promptly upon receipt thereof by the Servicer.

                  (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

                  (i) if the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Servicer.

                  (j) The original Primary Mortgage Insurance Policy, if applicable.

         If the Originators cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Originators shall, promptly upon receipt thereof and in any case not later than 120 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or, upon Purchaser's request, its designee (unless the Originators are delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 120 days of the related Closing Date, solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall deliver such document to Purchaser, or upon Purchaser's request, its designee, within such time period as specified in an Officer's Certificate of the Servicer. In the event that documents have not been received by the date specified in the Officer's Certificate of the Servicer, a subsequent Officer's Certificate of the Servicer shall be delivered by such date specified in the prior Officer's Certificate, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered. If delivery is not completed within 180 days of the related Closing Date, solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the 270th day from the date of execution of the related Term Sheet, the Originators shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 7.03 hereof.

         The Servicer shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Servicer shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

         The Servicer shall provide an original or duplicate original of the title insurance policy to Purchaser or, upon Purchaser's request, its designee, within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

         If the Purchaser discovers any defect with respect to a Mortgage File, the Purchaser shall give prompt written specification of such defect to the Originators, and the Originators shall cure or repurchase such Mortgage Loan in accordance with Section 7.03.

         In addition, in connection with the assignment of any MERS Mortgage Loan, the Originators agree that they will cause, at their own expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Originators to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the Purchaser of such Mortgage Loans. The Originators further agree that they will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         For any Mortgage Loan that is not a MERS Mortgage Loan, the Servicer shall prepare the Assignments of Mortgage and shall pay to the Purchaser a Recording Fee for each Mortgage Loan in connection with Purchaser's recordation of the Assignments of Mortgage.

         SECTION 7. Representations, Warranties and Covenants of the
                    Originators; Remedies for Breach.

         Subsection 7.01 Representations and Warranties Respecting the
                         Originators.

         The Originators hereby represent and warrant to the Purchaser and the Servicing Rights Owner as of the related Closing Date that:

                  (i) Each of ABC and Upland is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and ABMS is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Each Originator is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. Each Originator has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon such Originator by any such state, and in any event such Originator is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the sale of the Mortgage Loans and Servicing Rights in accordance with the terms of this Agreement and the related Term Sheet;

                  (ii) Each Originator has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan (including the Servicing Rights), to sell each Mortgage Loan and the Servicing Rights, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted. Each Originator has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, and any agreements contemplated hereby, and this Agreement and the related Term Sheet, assuming due authorization, execution and delivery by the Purchaser, and each Assignment of Mortgage and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of such Originator, enforceable against it in accordance with its terms and all requisite corporate action has been taken by such Originator to make this Agreement and all agreements contemplated hereby valid and binding upon such Originator in accordance with their terms;

                  (iii) Neither the execution and delivery of this Agreement or the related Term Sheet by each Originator, nor the origination or purchase of the Mortgage Loans by such Originator, the sale of the Mortgage Loans or the Servicing Rights to the Purchaser, the consummation of the transactions contemplated hereby, or the performance of or compliance with the terms and conditions of this Agreement or the related Term Sheet will conflict with any of the terms, conditions or provisions of such Originator's articles of incorporation or by-laws, or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which such Originator is a party or which may be applicable to such Originator or its assets, or result in the material violation of any law, rule, regulation, order, judgment or decree to which such Originator or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

                  (iv) Each Originator is not in violation of, and the execution and delivery of this Agreement or the related Term Sheet by such Originator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over such Originator or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of such Originator or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                  (v) Each Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement or the related Term Sheet. Each Originator is solvent and the sale of the Mortgage Loans and the Servicing Rights will not cause such Originator to become insolvent. The sale of the Mortgage Loans and Servicing Rights is not undertaken with the intent to hinder, delay or defraud any of such Originator's creditors;

                  (vi) Each Originator is properly qualified to service the Mortgage Loans and has been servicing the Mortgage Loans prior to the related Cut-off Date;

                  (vii) Immediately prior to the payment of the related Purchase Price for each Mortgage Loan and the Servicing Rights thereto, the applicable Originator was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and the related Servicing Rights and upon the payment of the related Purchase Price by the Purchaser, in the event that such Originator retains record title, such Originator shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of interim servicing and supervising the interim servicing of each Mortgage Loan;

                  (viii) There are no actions or proceedings against, or investigations of, the Originators before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement or the related Term Sheet, (B) seeking to prevent the sale of the Mortgage Loans, the sale of the Servicing Rights or the consummation of the transactions contemplated by this Agreement (C) that might prohibit or materially and adversely affect the performance by the Originators of their obligations under, or the validity or enforceability of, this Agreement or (D) that is reasonably likely to have a material adverse effect on the financial condition of the Originators;

                  (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originators of, or compliance by the Originators with, this Agreement or the sale of the Mortgage Loans and Servicing Rights and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

                  (x) The consummation of the transactions contemplated by this Agreement and the related Term Sheet are in the ordinary course of business of the Originators, and the transfer, assignment and conveyance of the Mortgage Notes, the Mortgages and/or the Servicing Rights by the Originators pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  (xi) As of the related Closing Date and as of the related Servicing Transfer Date, the origination, servicing and collection practices used by the Originators and any prior originator or servicer since origination with respect to each Mortgage Note and Mortgage (including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any), have been legal and in accordance with applicable laws and regulations and the Mortgage Loan Documents, and in all material respects in accordance with Accepted Servicing Practices. With respect to Escrow Accounts and Escrow payments that the Servicer, on behalf of the investor, is entitled to collect, all such payments are in the possession of, or under the control of, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law, Accepted Servicing Practices and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. Any Escrow Account interest required to be paid pursuant to state and local law has been properly paid and credited. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. Each Originator is duly qualified, licensed, registered and otherwise authorized under all applicable federal state and local laws, and regulations, and if applicable, meets the minimum capital requirements set forth by its regulators, and no event has occurred, including but not limited to, a change in insurance coverage, which would make such Originator unable to comply with eligibility requirements. At the time any Mortgage Loan is registered by the applicable Originator with MERS, such Originator will be a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

                  (xii) In the opinion of the Originators, the consideration received by them upon the sale of the Mortgage Loans and the Servicing Rights to Purchaser under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans and Servicing Rights under current market conditions. The Originators will treat the sale of the Mortgage Loans and the Servicing Rights to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

                  (xiii) The Originators have delivered to the Purchaser financial statements for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Originators since the date of the Originators' financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement and the related Term Sheet. No statement, tape, diskette, form, report or other document furnished or to be furnished by an Originator pursuant to this Agreement or the related Term Sheet or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

                  (xiv) The Originators have not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the Servicing Rights; and

                  (xv) The Originators have the computer systems and the capability to effect the servicing transfer via a "tape-to-tape" method or via a reasonably acceptable electronic data processing method.

         Subsection 7.02 Representations and Warranties Regarding Individual
                         Mortgage Loans.

         The Originators hereby represent and warrant to the Purchaser and the Servicing Rights Owner, with respect to each Mortgage Loan, as of the related Closing Date or such other date specified herein, except as otherwise specified on the related Mortgage Loan Schedule (other than the Mortgage Loan Schedule delivered in connection with the initial purchase of Mortgage Loans) to the extent that such Mortgage Loan Schedule is delivered to the Purchaser at least two (2) Business Days prior to the related Closing Date:

                  (i) The information set forth in the related Mortgage Loan
         Schedule is complete, true and correct;

                  (ii) As of the related Cut-off Date, all of the Mortgage Loans will have an actual Interest Paid to Date as stated in the related Mortgage Loan Schedule and will be due for the scheduled monthly payment as stated in the related Mortgage Loan Schedule, as evidenced by a posting to the Servicer's servicing collection system. No payment under any Mortgage Loan is delinquent as of the related Closing Date nor has any scheduled payment been delinquent more than 90 days at any time during the twelve month period prior to the related Cut-off Date. The Mortgage Loan has not been dishonored. There are no material defaults under the terms of the Mortgage Loan. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor within one month of its Due Date;

                  (iii) There is no valid offset, right of rescission, defense or counterclaim of any obligor under any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. No Mortgage Loan is subject to any pending bankruptcy, insolvency, reorganization or moratorium;

                  (iv) There are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in clause (ix) below;

                  (v) As of the date of origination of the Mortgage Loan and as of the related Closing Date, there was and there currently is no damage to any Mortgaged Property. At origination of the Mortgage Loan there was not, since origination of the Mortgage Loan there has been and there currently is, no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Servicer has not received notification that any such proceedings are scheduled to commence at a future date;

                  (vi) Each Mortgage is a valid, subsisting, enforceable and perfected first or second lien on the Mortgaged Property securing the related Mortgage Note, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Each Mortgaged Property is owned by the Mortgagor in fee simple and is free and clear of all adverse claims, encumbrances and liens having priority over the first or second lien of the Mortgage, as applicable, subject only to
         (1) with respect to any Mortgage Loan identified on the Mortgage Loan Schedule as secured by a second lien, the related first mortgage loan,
         (2) the lien of nondelinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, and (4) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting enforceable, and perfected first or second lien and first or second priority, as applicable, security interest on the property described therein, and immediately prior to the sale of such Mortgage Loan to the Purchaser pursuant to this Agreement and the related Term Sheet, the Originators had full right to sell and assign the same to the Purchaser; As of the date of origination of the Mortgage Loan, the Mortgaged Property was not subject to a Mortgage, deed of trust, or other security instrument creating a lien subordinate to the lien of the Mortgage;

                  (vii) Each Mortgage Loan complies with, and the Originators have complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act, predatory and abusive lending laws, and disclosure laws and consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. None of the Mortgage Loans are covered (a) under 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) as a "high cost", "threshold", "predatory" or "covered" loan under any other applicable state, federal or local law, including, but not limited to, the States of Georgia, North Carolina and New York, or the City of New York. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. The Originators shall maintain in their possession, available for the Purchaser's inspection, as appropriate, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

                  (viii) Neither any Originator nor any prior holder of any Mortgage Loan has impaired, waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

                  (ix) Each Mortgage Loan is covered by an ALTA lender's title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae or Freddie Mac in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae or Freddie Mac, together with all applicable ALTA endorsements, including without limitation, if applicable, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an 8.1 ALTA or equivalent environmental endorsement, insuring the applicable Originator, its successors and assigns, as to the first or second lien priority of the Mortgage (subject to the exceptions contained in (vi)
         (1), (2), and (3) above), in an amount at least equal to the original principal balance of each such Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Each title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property and each such policy was issued on the date of the origination of each related Mortgage Loan by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. The applicable Originator, its successors and assigns, are the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of such Originator's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the applicable Originator, nor any Mortgagor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (x) All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (xi) No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law;

                  (xii) All parties that have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B)
         (1) organized under the laws of such state ,or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks having principal offices in such state, or (4) not doing business in such state;

                  (xiii) Each Mortgage Note and the applicable Mortgage are original and genuine, there are no other originals of the Mortgage Note or Mortgage, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors' rights generally or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the Originators have taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by such parties. Either the Mortgagor or the guarantor of a Mortgage Loan is a natural person;

                  (xiv) The proceeds of the Mortgage Loan have been fully disbursed; there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note or Mortgage;

                  (xv) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure or if applicable, non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property. There is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclose;

                  (xvi) With respect to each Mortgage constituting a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (xvii) There are no defaults by the applicable Originator in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deficits or payments of other charges or payments due the applicable Originator have been capitalized under the Mortgage or the applicable Mortgage Note;

                  (xviii) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation and no Mortgage Loan is secured by more than one Mortgaged Property;

                  (xix) The buildings and improvements upon each Mortgaged Property are insured against loss pursuant to a standard, valid and existing hazard insurance policy, which policy insures against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Credit and Servicing Policy Manuals representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan and (B) the outstanding principal balance of the related Mortgage Loan, but in no event an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration was in effect with respect to such Mortgaged Property at origination in an amount representing coverage not less than the least of (A) the outstanding Stated Principal Balance of the Mortgage Loan, (B) the maximum insurable value of the improvements securing such Mortgage Loan or (C) the maximum amount of insurance that is available under federal law. All individual insurance policies contain a standard mortgagee clause naming the applicable Originator or the original holder of the Mortgage, and its successors in interest, as loss payee, and all of the premiums due and payable thereon have been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Originators (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either; All such insurance policies contain a standard mortgagee clause naming the applicable Originator, its successors and assigns as loss payee and contain a clause that the insurer will notify the named mortgagee at least ten (10) days prior to any reduction in coverage or cancellation of the policy;

                  (xx) There is no default, breach or event of acceleration existing under the Mortgage or the applicable Mortgage Note; and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and none of (i) the Originators and any of their affiliates (ii) any servicer or subservicer and (iii) any prior mortgagee, of any Mortgage Loan has waived any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                  (xxi) The Mortgage Note and the Mortgage contain the entire agreement of the Mortgagor, and there is no obligation on the part of the Originators or any other party to make any payments with respect to the related Mortgage Loan in addition to the Monthly Payments required to be made by the applicable Mortgagor and the Mortgage Note with respect to any Mortgage Loan does not permit or obligate the Originators to make future advances to the Mortgagor at the option of the Mortgagor;

                  (xxii) The applicable Originator has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;

                  (xxiii) The applicable Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

                  (xxiv) The Mortgage File contains an appraisal of the Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the applicable Originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

                  (xxv) Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. No Mortgaged Property consists of cooperative housing or stock in a cooperative housing corporation. No such residence is a manufactured dwelling or mobile home. None of the Mortgage Loans are considered agricultural loans. No Mortgaged Property consists of a log home, earthen home, underground home, a home which is situated on more than ten acres of property or a home which is secured by a leasehold estate. No Mortgaged Property (and no portion of a Mortgaged Property) is being used for commercial purposes;

                  (xxvi) None of the Mortgage Loans provide for deferred interest or negative amortization. None of the Mortgage Loans are simple interest Mortgage Loans. No Mortgaged Property is a timeshare;

                  (xxvii) The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the applicable Originator, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment Mortgage Loan;

                  (xxviii) The applicable Originator is the sole owner of record and is the holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note and the related Servicing Rights thereto. Upon the sale of the Mortgage Loan to the Purchaser, and prior to the transfer of Servicing Rights to the Purchaser, such Originator will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment sale or pledge to any person other than Purchaser and the applicable Originator had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and the related Term Sheet and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The applicable Originator intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of interim servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the applicable Originator will not have any right to modify or alter the terms of the sale of the Mortgage Loan and such Originator will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement or the related Term Sheet, or as otherwise agreed to by the Originators and the Purchaser;. The Originators acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

                  (xxix) All of the Mortgage Loans are fixed rate mortgage loans. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. Monthly payments of interest are calculated on the basis of a year comprised of twelve 30-day months;

                  (xxx) The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee and such provision is enforceable;

                  (xxxi) Each of the Mortgage and the Assignment of Mortgage (for each Mortgage Loan that is not a MERS Mortgage Loan) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (xxxii) The Mortgagor has not notified the applicable Originator, and such Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

                  (xxxiii) There exists no violation of any local, state, or federal environmental law, rule or regulation with respect to the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The applicable Originator has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

                  (xxxiv) For each Mortgage Loan, the related Mortgage File is complete and contains a true, accurate and correct copy of each of the documents and instruments specified to be included therein;

                  (xxxv) Each Mortgage Note, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered by the Originators hereunder has been delivered to the Purchaser or its agent;

                  (xxxvi) No Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

                  (xxxvii) The Originators used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Originators' portfolio; No statement, tape, diskette, form, report or other document furnished or to be furnished by the Originators pursuant to this Agreement or the related Term Sheet or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

                  (xxxviii) To the best of the Originators' knowledge, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (xxxix) The Mortgagor has received and has executed, where applicable, prior to origination of the Mortgage Loan, all disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan;

                  (xl) No Mortgage Loan has a Loan-to-Value Ratio in excess of 95%. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. None of the Mortgage Loans are covered by a "lender-paid" Primary Mortgage Insurance Policy;

                  (xli) The Originators have no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause such Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan. The Originators did not select the Mortgage Loans sold to Purchaser based on any adverse selection of mortgage loans in its portfolio that met Purchaser's purchase parameters for this transaction (as such parameters are set forth in any related Confirmation), including without limitation, the location or condition of the Mortgaged Property, payment pattern of the borrower or any other factor that may adversely affect the expected cost of foreclosing, owning or holding the Mortgage Loans or related Mortgaged Property or collecting the insurance or guarantee proceeds related thereto;

                  (xlii) Each Mortgage Loan was originated by or for the Originators pursuant to, and conforms with, the applicable Originator's Underwriting Guidelines, except for any exceptions to such guidelines for such Mortgage Loan that the applicable Originator has documented in the related credit file;

                  (xliii) With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Servicer and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five (5) years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

                  (xliv) No Mortgage Loan originated after October 1, 2002 will impose a prepayment penalty for a term in excess of three (3) years from the date such Mortgage Loan was originated;

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                  (xlv) Each Mortgage Loan is covered by a valid and
         transferable "lifetime" tax service contract, which shall be assigned to the Purchaser without the payment of any fee by the Purchaser;

                  (xlvi) If any Mortgage Loan was originated by an entity other than an Originator, the Purchaser may enforce against such entity any representations or warranties made by such entity to the applicable Originator;

                  (xlvii) No Mortgage Loan has a shared appreciation or other contingent interest feature;

                  (xlviii) The sale, transfer, assignment and conveyance of Mortgage Loans by the Originators is not subject to and will not result in any tax, fee or governmental charge payable by the Originators, except those that have been paid;

                  (xlix) The Mortgage Loans conform to the characteristics set forth in the Term Sheet, if any;

                  (l) None of the Mortgage Loans had an original principal balance in excess of $750,000;

                  (li) None of the Mortgage Loans has a debt-to-income ratio greater than 60%;

                  (lii) None of the Mortgage Loan has a credit score less than 520;

                  (liii) No proceeds from any Mortgage Loan was used to finance single-premium credit life insurance policies;

                  (liv) No Mortgage Loan secured by property located in the State of Georgia and originated on or after October 1, 2002 is subject to the Georgia Fair Lending Act (Title 7 of the Official Code of Georgia);

                  (lv) No Mortgage Loan secured by property located in the State of New York and originated on or after April 1, 2003 is subject to New York Banking Law ss. 6-1, as amended;

                  (lvi) No Mortgage Loan secured by property located in the City of New York and originated on or after February 20, 2003 is subject to New York City Local Law No. 36 (2002); and

                  (lvii) The Originators are not aware of any facts that could reasonably be expected to affect adversely the value or marketability of any Mortgage Property.

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         Subsection 7.03 Remedies for Breach of Representations and Warranties;
                         Repurchase of Near-term Payment Defaults.

         It is understood and agreed that the covenants, representations and warranties of the Originators set forth in this Agreement and the related Term Sheet shall survive the sale of the Mortgage Loans and the Servicing Rights to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either any Originator or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans (or the Servicing Rights) or the interest of the Purchaser therein (or which materially and adversely affects the value of a Mortgage Loan (or related Servicing Rights) or the interests of the Purchaser in the related Mortgage Loan (including the Servicing Rights thereon)) in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. Notwithstanding the foregoing, any breach of the representations and warranties in Section 7.02(vii), (xliv), (liii), (liv), (lv) or (lvi) shall be deemed to materially adversely affect the interests of the Purchaser therein (or the interests of the Purchaser in the related Mortgage Loan (including the Servicing Rights thereon)).

         With respect to any representation or warranty contained in Section
7.02 that is made to the best of the Originators' knowledge, if it is discovered by the Purchaser that the substance of such representation and warranty was inaccurate as of the related Closing Date, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Originators' lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         Within sixty (60) days of the earlier of either discovery by or notice to the applicable Originator of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, or the interest of the Purchaser therein, such Originator shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, such Originator shall, at the Purchaser's option, repurchase such Mortgage Loan (including the related Servicing Rights) at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Originators of such breach, all of the affected Mortgage Loans (including the related Servicing Rights) shall, at the Purchaser's option, be repurchased by the Originators at the Repurchase Price. Any repurchase of a Mortgage Loan or Mortgage Loans (including the corresponding Servicing Rights) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser.

         In the event either of the first two (2) scheduled Monthly Payments which are due under any Mortgage Loan within sixty (60) days of the related Closing Date are delinquent for 30 days or more from the day such Monthly Payments were due, then not later than five (5) Business Days after notice to the Originators by Purchaser (and at Purchaser's sole option), the Originators shall repurchase such Mortgage Loan (including the Servicing Rights thereon) from the Purchaser and the Servicing Rights Owner pursuant to the repurchase provisions contained in this Subsection 7.03.

         If pursuant to the foregoing provisions an Originator repurchases a Mortgage Loan that is a MERS Mortgage Loan, such Originator shall either (a) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Originator and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (b) cause MERS to designate on the MERS(R) System such Originator as the beneficial holder of such Mortgage Loan.

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

         At the time of repurchase, the Purchaser, the Servicing Rights Owner, as applicable, and the Originators shall arrange for the reassignment of the repurchased Mortgage Loan and/or the related Servicing Rights, as applicable, to the Originators and the delivery to the Originators of any documents held by the Purchaser and/or the Servicing Rights Owner and their respective designees relating to the repurchased Mortgage Loan or Servicing Rights, as applicable. Upon the repurchase of a Mortgage Loan, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

         In addition to such cure and repurchase obligation, the Originators shall indemnify the Purchaser and the Servicing Rights Owner and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from any assertion based on, grounded upon or resulting from a breach or, in the case of the representations and warranties in
Section 7.02(vii) only, alleged breach of any of the representations and warranties contained in this Section 7. In addition to the obligations of the Originators set forth in this Subsection 7.03, the Purchaser and Servicing Rights Owner may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages.

         Any cause of action against the Originators relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or
7.02 shall accrue as to any Mortgage Loan or Servicing Rights upon (i) discovery of such breach by the Purchaser or notice thereof by the Originators to the Purchaser and Servicing Rights Owner, (ii) failure by the Originators to cure such breach or repurchase such Mortgage Loan and/or Servicing Rights as specified above, and (iii) demand upon the the Originators by the Purchaser or Servicing Rights Owner for compliance with the relevant provisions of this Agreement.

         SECTION 8. Closing. The closing for the Mortgage Loans shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either by telephone and facsimile, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

         Subsection 8.01 Conditions to Purchaser's Obligations.

         The obligation of Purchaser to purchase the Mortgage Loans and the Servicing Rights on the related Closing Date is subject to the satisfaction at or prior to the related Closing Date of each of the following conditions (any or all of which may be waived by Purchaser):

                  (a) Representations and Warranties Correct. Each of the representations and warranties of the Originators contained in this Agreement and the related Term Sheet shall be true and correct as of the related Closing Date.

                  (b) Compliance with Covenants. The Originators shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed on or prior to the related Closing Date under this Agreement and the related Term Sheet.

                  (c) Closing Documents. The Originators shall have executed and delivered this Agreement and the related Term Sheet and all other Closing Documents and all other documents required to be delivered by the Originators hereunder.

                  (d) Corporate Actions. All corporate, partnership and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the related Term Sheet and the consummation of the transactions contemplated hereunder shall have been taken by the Originators.

                  (e) Mortgage File. The Originators shall have delivered to the Purchaser all of the Mortgage Loan Documents in accordance with Section
         6.03 and a complete Mortgage File with respect to each Mortgage Loan.

         Subsection 8.02 Conditions to Originators' Obligations.

         The obligation of the Originators to sell the Mortgage Loans and the Servicing Rights on the related Closing Date is subject to the satisfaction at or prior to the related Closing Date of each of the following conditions (any or all of which may be waived by the Originators):

                  (a) Purchase Price. The related Purchase Price, plus accrued interest pursuant to Section 4, shall have been delivered to the Originators by wire transfer of immediately available funds pursuant to the Originators' reasonable instructions.

                  (b) Compliance with Covenants. The Originators shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed under this Agreement and the related Term Sheet.

                  (c) Closing Documents. The Originators shall have executed and delivered this Agreement and the related Term Sheet.

                  (d) Corporate Actions. All corporate and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the related Term Sheet and the consummation of the transactions contemplated hereunder shall have been taken by Purchaser.

         SECTION 9. Closing Documents.

         The Closing Documents for the Mortgage Loans and the Servicing Rights to be purchased on the related Closing Date shall consist of fully executed originals of the following documents:

         1.  this Agreement, in two (2) counterparts;

         2. upon the request of Purchaser, a Custodial Account Letter Agreement in the form attached as Exhibit 3 hereto;

         3. upon the request of Purchaser, an Escrow Account Letter Agreement in the form attached as Exhibit 4 hereto;

         4. the related Mortgage Loan Schedule, one copy to be attached to the related Term Sheet in the case of any purchase of Mortgage Loans subsequent to the intial purchase;

         5. the related Term Sheet in the case of any purchase of Mortgage Loans subsequent to the intial purchase;

         6.  an Officer's Certificate of the Originators in the form attached as
             Exhibit 11 hereto;

         7. an Opinion of Counsel to the Originators, in a form acceptable to the Purchaser and which, in the case of the initial purchase of Mortgage Loans, may be delivered within three Business Days of the initial Closing Date;

         8. a guaranty agreement from American Business Financial Services, Inc., relating to the payment and performance obligations of the Originators and the Servicer, in a form acceptable to the Purchaser, and which, in the case of the initial purchase of Mortgage Loans, may be delivered within three Business Days of the initial Closing Date; and

         9. such other documents related to the purchase and sale of the Mortgage Loans and the Servicing Rights as the Purchaser may reasonably request.

         SECTION 10. Costs; Assignments. The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transaction covered by this Agreement. All other costs and expenses (without duplication) incurred in connection with the transfer and delivery of the Mortgage Loans and related Servicing Rights including, without limitation, fees for the preparation and recording of intervening assignments of Mortgage and Assignments of Mortgage, any termination fees owed to the Originators' document custodian, any costs relating to transfer of the Mortgage File, and other Mortgage Loan records to Purchaser, the costs of delivering complete master file tape information and other electronically stored information to the Purchaser, Recording Fees (as provided for in Section 4.01), the costs of notifying the Mortgagors, hazard and flood insurance companies and other third parties as required, the costs of transferring "lifetime" tax service contracts (as described in Section 14.01) to the Purchaser, the costs of transferring "lifetime" flood certification contracts (as described in Section 14.02) to the Purchaser, and the legal fees and expenses of the Originators' attorneys shall be paid by the Originators. The Originators shall reimburse the Purchaser for the costs of transferring "lifetime" tax service contracts for the Mortgage Loans to the Purchaser in an amount not to exceed $78.00 for each Mortgage Loan. The Purchase Price shall be reduced by the sum of such fees and reimbursement amount.

         SECTION 11. Servicer's Interim Servicing Obligations. The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans during the related Interim Servicing Period in accordance with the terms and provisions set forth in this Agreement, the related Term Sheet and in the Servicing Addendum attached hereto as Exhibit 5, which Servicing Addendum is incorporated herein by reference; provided, however, with respect to any Mortgage Loan, if the Servicing Transfer Date is fifteen (15) days or less after the Closing Date (a "Short Interim Servicing Period"), the Servicing Addendum shall not be applicable to the servicing of such Mortgage Loan. The Originators shall perform in accordance with Accepted Servicing Practices.

         SECTION 12. The Originators and the Servicer.

         Subsection 12.01 Indemnification.

         The Originators and the Servicer, jointly and severally, agree to indemnify the Purchaser and the Servicing Rights Owner and hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) that the Purchaser or the Servicing Rights Owner may sustain in any way related to (i) any act or omission on the part of the Originators or the Servicer in receiving, processing, funding or servicing any Mortgage Loan prior to the related Servicing Transfer Date or otherwise arising from the transfer of the Servicing Rights provide for in this Agreement; (ii) the Originators' or the Servicer's inability to effect or cause the transfer of the Servicing Rights to Purchaser unless such inability is the sole result of any act or omission of the Purchaser; (iii) the failure of the Servicer to perform in any way its duties and interim service the Mortgage Loans in strict compliance with the terms of this Agreement; and (iv) for breach of any covenant, representation or warranty of the Originators or the Servicer contained herein. In addition to the obligations of the Originators and the Servicer set forth in this Subsection 12.01, the Purchaser and Servicing Rights Owner may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Originators and the Servicer shall immediately notify the Purchaser and Servicing Rights Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser and Servicing Rights Owner and with counsel reasonably satisfactory to the Purchaser and Servicing Rights Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser or Servicing Rights Owner in respect of such claim but failure to so notify the Purchaser and Servicing Rights Owner shall not limit its obligations hereunder. The Originators and the Servicer agree that they will not enter into any settlement of any such claim without the consent of the Purchaser and Servicing Rights Owner, as applicable. The provisions of this
Section 12.01 shall survive termination of this Agreement.

         Subsection 12.02 Merger or Consolidation of the Originators.

         Each of ABC and Upland shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of its formation in the State of Pennsylvania, and ABMS shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of its formation in the State of New Jersey, except as permitted herein. Each of the Originators shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable each Originator to perform its duties under this Agreement.

         Any Person into which any of the Originators may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Originators shall be a party, or any Person succeeding to the business of the Originators, shall be the successor of such Originator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall satisfy any requirements of Section 15 with respect to the qualifications of a successor to the Originators.

         Subsection 12.03 Limitation on Liability of the Originators, the
                          Servicer and Others.

         Neither any of the Originators, the Servicer nor any of the officers, employees or agents of the Originators or the Servicer shall be under any liability to the Purchaser for any action taken, or for refraining from the taking of any action, in good faith in connection with the interim servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Originators, the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Originators, the Servicer and any officer, employee or agent of the Originators or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Originators and the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell, or duty to interim service, the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Originators and the Servicer may, with the consent of the Purchaser, undertake any such action which they may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Originators and the Servicer shall each be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Originators' and the Servicer's indemnification under Subsections 7.03 or 12.01.

         Subsection 12.04 Servicer and Originators Not to Resign.

         Neither the Servicer nor the Originators shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Originators and the Purchaser or upon the determination that the Servicer's servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer in which event the Servicer may resign as interim servicer. Any such determination permitting the resignation of the Servicer as interim servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 15.

         Subsection 12.05 No Transfer of Servicing.

         With respect to the retention of the Servicer to service the Mortgage Loans during the Interim Servicing Period, the Servicer acknowledges that the Purchaser has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, during the Interim Servicing Period, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

         SECTION 13. Default.

         Subsection 13.01 Events of Default.

         In case one or more of the following Events of Default by the Originators or the Servicer shall occur and be continuing, that is to say:

                  (i) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

                  (ii) failure on the part of the Servicer or the Originators duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Originators, respectively, set forth in this Agreement or the related Term Sheet which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Originators, as applicable, by the Purchaser; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Originators or the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (iv) the Originators or the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Originators or of, or relating to, all or substantially all of their property; or

                  (v) any Originator or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) failure by the Servicer to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

                  (vii) the Servicer attempts to assign, sell, pledge or hypothecate its right to servicing compensation hereunder.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Originators or the Servicer, as applicable, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer as interim servicer under this Agreement. On or after the receipt by the Originators and the Servicer of such written notice, all authority and power of the Servicer to interim service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 15.

         If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Subsection 12.04) of the Servicer hereunder, either (i) the successor to the Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer shall cooperate with the successor either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor or (y) in causing MERS to designate on the MERS(R) System the successor as the servicer of such Mortgage Loan.

         Subsection 13.02 Waiver of Defaults. The Purchaser may waive any default by the Originators or the Servicer in the performance of their obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         SECTION 14. Termination; Servicing Transfer. With respect to a Mortgage Loan, the respective obligations and responsibilities of the Servicer, as interim servicer, shall terminate at the expiration of the related Interim Servicing Period unless earlier terminated in accordance with the terms of this Agreement or the related Term Sheet, without the payment of any termination fee. Upon request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, to prepare notices to the mortgagors and related insurance companies, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder as interim servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Servicer shall follow the servicing transfer instructions of the Purchaser contained herein and attached hereto as Exhibit 7 with respect to servicing transfer procedures or as otherwise agreed upon in a reasonably acceptable manner by the Servicer and Purchaser. Servicer and Purchaser will each, at the request of the other, execute and deliver to each other all such documents that either may reasonably request in order to perfect the transfer, assignment and delivery to Purchaser of the Servicing Rights to be sold, transferred, assigned and delivered as of the consummation of this Agreement. The Servicer shall not be entitled to any transfer fee but shall be reimbursed on the related Servicing Transfer Date by the Purchaser or its successor servicer for any outstanding and unreimbursed Servicing Advances.

         Subsection 14.01 Obligations of the Servicer Prior to the Servicing
                          Transfer Date.

         The Servicer shall take, or cause to be taken, the following actions with respect to the Mortgage Loans prior to the related Servicing Transfer Date (or within such time as may otherwise be specified below) in order to effect the transfer of the Servicing Rights to the Purchaser on the related Servicing Transfer Date:

                  (a) Preliminary Test Tape. On or prior to the related Closing Date, the Servicer shall forward to the Purchaser a preliminary test tape (including master file, escrow file, payee file, all HMDA data required by the Agencies, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by the Servicer and the Purchaser. The preliminary test tape shall include all field descriptions and record layouts;

                  (b) Notice to Hazard Insurers. The Servicer shall inform by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to the Purchaser's name; provided, however, such written notice shall have occurred on or prior to the related Closing Date with respect to Mortgage Loans subject to a Short Interim Servicing Period. The Servicer shall provide the Purchaser with a copy of the notification letter and an officer's written certification that all hazard insurance companies have been notified by an identical letter;

                  (c) Notice to Mortgage Insurance Companies. The Servicer shall inform by written notice all mortgage insurance companies providing any Primary Mortgage Insurance Policy of the change in insured's name on each such policy to the Purchaser's name; provided, however, such written notice shall have occurred on or prior to the related Closing Date with respect to Mortgage Loans subject to a Short Interim Servicing Period. The Servicer shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all such mortgage insurance companies have been notified by an identical letter;

                  (d) Tax Service Contracts. Either, on or prior to the related Closing Date with respect to Mortgage Loans subject to a Short Interim Servicing Period or, prior to the related Servicing Transfer Date with respect to all other Mortgage Loans, the Servicer shall have obtained a life of loan, transferable real estate tax service contract with LERETA Corp. on all of the Mortgage Loans and shall assign all such contracts to the Purchaser or, in the alternative, the Servicer shall notify the Purchaser as to any Mortgage Loans for which it has not procured the requisite contract by indicating such on the related Mortgage Loan Schedule and shall pay to the Purchaser the fee specified in Section 10 of this Agreement for each such Mortgage Loan;

                  (e) Flood Certifications. Either, on or prior to the related Closing Date with respect to Mortgage Loans subject to a Short Interim Servicing Period or, prior to the related Servicing Transfer Date with respect to all other Mortgage Loans, the Servicer shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Purchaser or, in the alternative, the Servicer shall notify the Purchaser as to any Mortgage Loans for which it has not procured the flood certification referenced above and shall pay to the Purchaser a fee for each such Mortgage Loan equal to the fee that is customarily charged for each such contract, as determined by the Purchaser in its reasonable discretion;

                  (f) Notice to Mortgagors. Either, on or prior to the related Closing Date with respect to Mortgage Loans subject to a Short Interim Servicing Period or, no later than fifteen (15) days prior to the related Servicing Transfer Date with respect to all other Mortgage Loans, the Servicer shall inform in writing all Mortgagors of the change in servicer from the Servicer to the Purchaser, all in accordance with applicable law. The Servicer shall obtain the Purchaser's approval of the form of such notifications prior to their mailing. The Servicer acknowledges that the Purchaser's review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Servicer shall have the sole responsibility for such compliance. The Servicer shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all Mortgagors have been notified by an identical letter;

                  (g) Payment of Real Estate Taxes. The Servicer shall make or cause to be made all payments of all real estate taxes on the Mortgage Loans which (i) will be delinquent on or prior to the related Servicing Transfer Date, (ii) are required to be paid within thirty (30) days after the related Servicing Transfer Date to receive a discount, or
         (iii) will be delinquent within thirty (30) days after the related Servicing Transfer Date. If tax bills have not been received by the Servicer by the related Servicing Transfer Date on any Mortgage Loans subject to this subsection, the Servicer shall obtain and pay all tax bills subsequent to the related Servicing Transfer Date and the Purchaser will promptly reimburse the Servicer upon receipt from the Servicer of documentation evidencing such payment. On non-impounded accounts, the Servicer shall ensure that all taxes which would otherwise be delinquent by the related Servicing Transfer Date, if not paid by such date, have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Servicer shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Servicer's failure to pay, or cause to be paid, any delinquent taxes or tax penalties outstanding as of the related Servicing Transfer Date;

                  (h) Payment of Insurance Premiums. The Servicer shall pay all hazard and flood insurance and Primary Mortgage Insurance Policy premiums required to be paid prior to the related Servicing Transfer Date or within thirty (30) days after the related Servicing Transfer Date on all impounded accounts relating to the Mortgage Loans and shall ensure that all premiums required to be paid prior to the related Servicing Transfer Date by the Mortgagors on non-impounded accounts have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Servicer shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Servicer's failure to ensure that the related Mortgagor is maintaining adequate insurance coverage on the Mortgaged Property at all times prior to the related Servicing Transfer Date in accordance with the terms of the any document contained in the Mortgage File or any applicable law or regulation including, without limitation, adequate flood insurance coverage for all Mortgaged Properties located within an "A" or "V" flood hazard area;

                  (i) Notice to Sub-servicers. On or prior to the related Closing Date, the Servicer shall inform by written notice all sub-servicers who perform servicing obligations with respect to the Mortgage Loans of the sale of the Mortgage Loans to the Purchaser and of the transfer of the Servicing Rights to the Purchaser on the related Servicing Transfer Date. The Servicer shall provide the Purchaser with a copy of the notification letter and an officer's certification that all sub-servicers have been notified by an identical letter.

                  (j) Mortgage Payments Received During a Short Interim Servicing Period. For the first thirty (30) days following the Closing Date, the Servicer shall forward to the Purchaser on a daily basis via overnight delivery service any payment received by it (endorsed to EMC Mortgage Corporation) with respect to any of the Mortgage Loans, whether such payment is in the form of principal, interest, taxes, insurance, loss drafts, insurance refunds, etc., in the original form received, unless such payment has been received in cash or by the Servicer's lock box facility, in which case the Servicer shall forward such payment in a form acceptable to the Purchaser. After the thirty
         (30) day period following the Closing Date, the Servicer shall forward to the Purchaser such funds on a weekly basis via overnight delivery service. In all cases, the Servicer shall notify the Purchaser of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Purchaser.

         Continuously from the related Closing Date until the related Servicing Transfer Date, the Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due any payable and shall follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Subsection 14.02 Obligations of the Servicer after the Servicing
                          Transfer Date.

         Without limiting the generality of Section 14., the Servicer shall take, or cause to be taken, the following actions with respect to the Mortgage Loans within three (3) Business Days following the related Servicing Transfer Date (or within such time as may otherwise be specified below):

                  (a) Tape. The Servicer shall furnish to the Purchaser all available computer or like records requested by the Purchaser reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans as of the related Servicing Transfer Date (including, without limitation, (i) master file, (ii) escrow file, (iii) payee file, which includes comprehensive tax and insurance information identifying payee, payee address, next payment due date, next amount payable and policy number/parcel number, and (iv) all HMDA data required by the Agencies). Such records shall include magnetic tapes reflecting all computer files maintained on the Mortgage Loans and shall include reports in electronic format as specifically requested by the Purchaser;

                  (b) Mortgage File. If the Servicer has not already done so, the Servicer shall have forwarded a complete Mortgage File with respect to each Mortgage Loan;

                  (c) Accounting Reports. The Servicer shall furnish to the Purchaser copies of all accounting reports relating to the Mortgage Loans as of the related Closing Date with respect to Mortgage Loans subject to a Short Interim Servicing Period or, as of the related Servicing Transfer Date with respect to Mortgage Loans subject to an Interim Servicing Period, including, without limitation, a trial balance and reports of collections, delinquencies, prepaids, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information with respect to the Mortgage Loans;

                  (d) Other Documentation. The Servicer shall provide the Purchaser any and all further documents reasonably required by the Purchaser in order to fully transfer to the Purchaser possession of all tangible evidence of the Servicing Rights and escrow, impound and trust funds transferred hereunder;

                  (e) Transfer of Escrow Funds and Other Proceeds. The Servicer shall transfer to the Purchaser, by wire transfer to the account designated by the Purchaser, an amount equal to the sum of (i) the Net Escrow Payments, (ii) all undistributed insurance loss draft funds,
         (iii) all unapplied funds received by the Servicer, (iv) all unapplied interest on escrow balances accrued through the related Servicing Transfer Date, (v) all buydown funds held by the Servicer as of the related Closing Date with respect to Mortgage Loans subject to a Short Interim Servicing Period or, as of the related Servicing Transfer Date with respect to Mortgage Loans subject to an Interim Servicing Period, and (vi) all other amounts held by the Servicer with respect to the Mortgage Loans as of the related Servicing Transfer Date which the Servicer is not entitled to retain (collectively, the "Escrow Proceeds"). Within five (5) Business Days following the Purchaser's receipt of the Escrow Proceeds, the Servicer and the Purchaser shall resolve any discrepancies between the Servicer's accounting statement and the Purchaser's reconciliation with respect thereto. No later than ten (10) Business Days following the related Servicing Transfer Date, the Servicer or the Purchaser, as the case may be, shall transfer to the other, by wire transfer to the designated account, any amounts to which the other party is entitled; and

                  (f) Mortgage Payments received after Servicing Transfer Date with respect to Mortgage Loans not serviced during a Short Interim Servicing Period. The Servicer shall forward to the Purchaser on a weekly basis via overnight delivery any payment received by it after the related Servicing Transfer Date with respect to any of the Mortgage Loans, whether such payment is in the form of principal, interest, taxes, insurance, loss drafts, insurance refunds, etc., in the original form received, unless such payment has been received in cash or by the Servicer's lock box facility, in which case the Servicer shall forward such payment in a form acceptable to the Purchaser. The Servicer shall notify the Purchaser of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Purchaser.

                  (g) Tax Reporting. The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby, including, but not limited to all Internal Revenue Service Form 1098 reporting (both to Internal Revenue Service and the Mortgagor) for all reportable funds received by the Servicer. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

         Subsection 14.03 Limited Power of Attorney. If requested by Purchaser, Servicer shall furnish to Purchaser a limited power of attorney in the form attached here as Exhibit 10 appointing Purchaser and any of its employees to act as Servicer's attorney in fact to execute documents pertaining to the discharge and satisfaction of Mortgages which were recorded in Servicer's name and to endorse checks received by the Purchaser from Mortgagor after the related Servicing Transfer Date in the Servicer's name.

         Subsection 14.04 Supplementary Information. From time to time prior to the related Servicing Transfer Date for the servicing of any given Mortgage Loan, Servicer shall furnish to Purchaser such information supplementary to the information contained in the documents and schedules delivered pursuant hereto and file such reports as purchaser may reasonably request.

         Subsection 14.05 Reasonable Access. Between the date of this Agreement and the related Servicing Transfer Date, Servicer shall give Purchaser its authorized representatives reasonable access to all documents, files, books, records, accounts, offices and other facilities of Servicer related to the Mortgage Loans and Servicing Rights transferred hereby, and permit Purchaser to make such inspections thereof as Purchaser may reasonably request during normal business hours, provided, however, that such investigation or inspection shall be conducted in such a manner as to not interfere unreasonably with Servicer's business operations.

         Subsection 14.06 Facilities. Servicer shall maintain and employ throughout the term hereof a sufficient number of qualified employees to perform the servicing activities to be carried out hereunder in an efficient and professional basis as carried out by Servicer when it was the owner of the Servicing Rights. If necessary to perform its duties hereunder, Servicer shall employ additional or more qualified personnel. Servicer shall maintain throughout the term hereof physical facilities from which the servicing activities can be performed in a manner consistent with the foregoing.

         Subsection 14.07 Referral of Refinance Inquiries. During the any Interim Servicing Period, Servicer will promptly refer to Purchaser any Mortgagor inquiries as to refinance of any Mortgage Loans.

         SECTION 15. Successor to the Servicer. Prior to termination of the Servicer's responsibilities and duties as interim servicer under this Agreement pursuant to Section 13 or 14, the Purchaser shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as interim servicer under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer as interim servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities as interim servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Servicer as interim servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 15 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 12.01, it being understood and agreed that the provisions of such Subsections 7.01, 7.02, 7.03 or 12.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

         SECTION 16. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

                  (i)  if to the Originators and the Servicer:

                       American Business Financial Services, Inc.
                       Balapointe Office Centre
                       111 Presidential Boulevard
                       Suite 127
                       Bala Cynwyd, PA  19004
                       Attention: Mr. Jeffrey M. Ruben

                  (ii) if to the Purchaser:

                       EMC Mortgage Corporation
                       Mac Arthur Ridge II
                       909 Hidden Ridge Drive
                       Suite 200
                       Irving, Texas  75038
                       Attention: Ralene Ruyle

                       With a copy to:

                       Bear, Stearns & Co. Inc.
                       383 Madison Avenue
                       New York, N.Y. 10179
                       Attention: Ms. Ginny Darrow

                       Bear, Stearns & Co. Inc.
                       383 Madison Avenue
                       New York, N.Y. 10179
                       Attention: Mr. Jonathan Lieberman

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         SECTION 17. Modification of Obligations. Purchaser may, without any notice to Servicer, extend, compromise, renew, release, change, modify, adjust or alter, by operation of law or otherwise, any of the obligations of the Mortgagors or other persons obligated under a Mortgage Loan without releasing or otherwise affecting the obligations of Originators or the Servicer under this Agreement, or with respect to such Mortgage Loan, except to the extent Purchaser's extension, compromise, release, change, modification, adjustment, or alteration affects Servicer's ability to collect the Mortgage Loan or realize on the security of the Mortgage, but then only to the extent such action has such effect.

         SECTION 18. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         SECTION 19. Counterparts. This Agreement and a Term Sheet may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         SECTION 20. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of laws provisions.

         SECTION 21. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Originators are selling the Mortgage Loans and the Servicing Rights, and not a debt instrument of the Originators or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Originators, and a purchase by the Purchaser, of the Mortgage Loans and the Servicing Rights. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Servicing Rights and the Originators shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

         SECTION 22. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Originators, the Servicer and the Purchaser and the respective successors and assigns of the Originators, the Servicer and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement. A form of such assignment is attached as Exhibit 8 hereto. This Agreement shall not be assigned, pledged or hypothecated by the Originators or the Servicer to a third party without the consent of the Purchaser.

         SECTION 23. Waivers. No term or provision of this Agreement and a Term Sheet may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         SECTION 24. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         SECTION 25. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (d) reference to a Subsection without further reference to a
         Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         SECTION 26. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 27. Nonsolicitation.

         From and after the related Closing Date, the Servicer agrees that it will not take any action or cause any action to be taken by any of its employees, agents or affiliates, or by any independent contractors acting on the Servicer's behalf, to directly target the Mortgagors to prepay or refinance a Mortgage Loan; provided, however, that such prohibition shall not include general solicitations and advertising not targeted at the Mortgagors. It is understood and agreed by the Servicer and the Purchaser that all rights and benefits relating to the direct, targeted solicitation of any Mortgagors to refinance any Mortgage Loans shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Servicer shall take no action to undermine these rights and benefits. The Servicer shall (a) not sell the name of any Mortgagor, and (b) use its best efforts to prevent the sale of the name of any Mortgagor by the Servicer's wholly owned subsidiaries and affiliates, to any person or entity for the direct or indirect purpose of allowing such person or entity to solicit the refinancing of any Mortgage Loan.

         During the period ending three months after the related Closing Date, the Purchaser agrees that it will not take any action or cause any action to be taken by any of its employees, agents or affiliates, or by any independent contractors acting on the Purchaser's behalf, to directly target Mortgagors to prepay or refinance their Mortgage Loans; provided, however, that such prohibition shall not include general solicitations or advertising not targeted at such Mortgagors.

         SECTION 28. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

         SECTION 29. Further Agreements and Assurances. The Purchaser and the Originators each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. The Originators and the Servicer acknowledge that with respect to some or all of the Mortgage Loans, the Purchaser intends to effect one or more Whole Loan Transfers and/or one or more Pass-Through Transfers. With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Purchaser, the Originators and the Servicer agree:

                  (i) to cooperate fully with the Purchaser, any prospective purchaser, any rating agency or any party to any agreement executed in connection with such Whole Loan Transfer or Pass-Through Transfer, with respect to all reasonable requests and due diligence procedures and to use its best efforts to facilitate such Whole Loan Transfer or Pass-Through Transfer, as the case may be; and

                  (ii) to execute all agreements executed in connection with such Whole Loan Transfer or Pass-Through Transfer that govern the servicing and administration of the Mortgage Loans (and any agreements and other documents incidental thereto) as the Purchaser shall request, which governing documents, in the case of a Pass-Through Transfer, shall contain provisions customarily included in publicly issued or privately placed rated secondary mortgage market transactions.

                  (iii) as of the closing date of the Whole Loan Transfer or Pass-Through Transfer, as the case may be, to restate, for the benefit of the owners of the Mortgage Loans, the representations and warranties contained in Sections 7.01 and 7.02.

         All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall continue to be serviced in accordance with the terms of this Agreement.

         SECTION 30. Mandatory Delivery; Grant of Security Interest. The sale and delivery of each Mortgage Loan on or before the applicable Closing Date is mandatory from and after the date of the execution of this Agreement and the related the Term Sheet, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Originators' failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the applicable Closing Date. The Originators and the Purchaser intend that the transactions hereunder be sales to the Purchaser of the Mortgage Loans and not loans from the Purchaser to the Originators secured by the Mortgage Loans. However, in order to preserve the Purchaser's rights under this Agreement in the event that a court or other forum recharacterizes the transactions hereunder as loans and as security for the performance by the Originators and the Servicer of all of the Originators' and the Servicer's respective obligations to the Purchaser under this Agreement and the transactions entered into pursuant to this Agreement, the Originators hereby grants to the Purchaser a lien on and a continuing first priority security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Originators and the Servicer of its respective obligations hereunder, and the Servicer agrees that it holds such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Term Sheet, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                               *      *      *

         IN WITNESS WHEREOF, the Originators and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       AMERICAN BUSINESS CREDIT, INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                       HOMEAMERICAN CREDIT, INC.,
                                         D/B/A UPLAND MORTGAGE


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                       AMERICAN BUSINESS MORTGAGE
                                         SERVICES, INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                       EMC MORTGAGE CORPORATION


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT 1

                                   TERM SHEET

                                   TERM SHEET

         This TERM SHEET (the "Term Sheet") dated [_____________], by and among EMC Mortgage Corporation, a Delaware corporation, located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038, (the "Purchaser"), American Business Credit, Inc., a Pennsylvania corporation ("ABC"), Homeamerican Credit, Inc. d/b/a Upland Mortgage, a Pennsylvania corporation ("Upland"), and American Business Mortgage Services, Inc., a New Jersey corporation ("ABMS", and together with ABC and Upland, the "Originators"), is made pursuant to the terms and conditions of that certain Mortgage Loan Purchase and Interim Servicing Agreement (the "Agreement") dated as of June 30, 2003, among the Originators and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

         The Purchaser hereby purchases from the Originators and the Originators hereby sell to the Purchaser, without recourse, all of the Originators' right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule annexed hereto as Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Servicer shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1. Definitions

         For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):                                    [_________]

Closing Date:                                                [_________]

Cut-off Date:                                                [_________]

Initial Weighted Average                                     [_________]
Mortgage Loan Remittance Rate:

Mortgage Loan:                                               [_________]

Purchase Price Percentage:                                   [_________]

Servicing Transfer Date:                                     [_________]

Additional Closing Conditions:

In addition to the conditions specified in the Agreement, the obligation of each of the Originators and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions: [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:
[None]

Additional [Modification of] Representations and Warranties:

In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Originators make the following additional representations and warranties with respect to the Mortgage Loans:

     (a) As of the Closing Date, all of the Mortgage Loans will have an actual paid-to-date of [____________] 1, 2003 (or later) and will be due for the [_________] 1, 2003 scheduled monthly payment (or later).

[Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

Additional Repurchase Obligations; Principal Prepayments.

     (a) The Originators will repurchase any Mortgage Loan for which the Monthly Payment due in [________], 2003, [________] 2003, [________] 2003 or
         [________] 2003 becomes 30 days delinquent. Such repurchase will be made at the Purchase Price Percentage originally paid by the Purchaser multiplied by the unpaid principal balance of the Mortgage Loan plus accrued interest through the end of the month of repurchase. Such repurchase will occur within 5 days after notice by Purchaser to the applicable Originator of such delinquency.

     (b) For any Mortgage Loan purchased by the Purchaser that has prepaid on prior to [________], 2003 (each a "Prepaid Loan"), the Originators shall remit to the Purchaser the Premium (as defined below) with respect to such Prepaid Loan as provided in the Agreement. With respect to each Prepaid Loan, the Premium shall be an amount equal to the product of (x) the difference between the Purchase Price Percentage for such Prepaid Loan and 100.00%, and (y) the outstanding principal balance of such Prepaid Loan as of the Cut-off Date.

                                 *      *      *

         IN WITNESS WHEREOF, the Originators and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                        AMERICAN BUSINESS CREDIT, INC.


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                        HOMEAMERICAN CREDIT, INC.,
                                          D/B/A UPLAND MORTGAGE


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                        AMERICAN BUSINESS MORTGAGE
                                          SERVICES, INC.


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                        EMC MORTGAGE CORPORATION


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE











                           (On file with EMC and ABFS)

                                    EXHIBIT 2

                         CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be delivered to the Purchaser or, upon Purchaser's request, its designee:

1.       Mortgage Loan Documents.

2.       Residential loan application.

3.       Mortgage Loan closing statement.

4.       Verification of employment and income, if applicable.

5. Verification of acceptable evidence of source and amount of down payment, if applicable.

6.       Credit report on Mortgagor.

7.       Residential appraisal report.

8.       Photograph of the Mortgaged Property.

9.       Survey of the Mortgaged Property.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

12. If available, termite report, structural engineer's report, water potability and septic certification.

13.      Sales Contract, if applicable.

14.      Hazard insurance policy.

15. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

16.      Amortization schedule, if available.

17.      Payment history for each of the Mortgage Loans.

                                    EXHIBIT 3

                   FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

                                            ________________________ __, 200[_]

To:  _____________________________

         (the "Depository")

         As the Servicer under the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of ___________________ 200[_], we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "__________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, P&I Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                         ___________________________________

                                         By:  _______________________________
                                         Name: _____________________________
                                         Title: ______________________________
                                         Date: ______________________________

         The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                         Depository

                                         By:  _______________________________
                                         Name: _____________________________
                                         Title: ______________________________
                                         Date: ______________________________

                                    EXHIBIT 4

                     FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                                             ________________________ __, 200[_]

To:  _____________________________

         (the "Depository")

         As the Servicer under the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of ______________, 200[_], we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "_____________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, T&I Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                         ___________________________________

                                         By:  _______________________________
                                         Name: _____________________________
                                         Title: ______________________________
                                         Date: ______________________________

         The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                         Depository

                                         By:  _______________________________
                                         Name: _____________________________
                                         Title: ______________________________
                                         Date: ______________________________

                                    EXHIBIT 5

                               SERVICING ADDENDUM

         SECTION 11. Servicing.

         Subsection 11.01.  Additional Definitions.

         Ancillary Income: Additional servicing compensation in the form of assumption fees, late payment charges and other miscellaneous fees. Prepayment penalties or premiums due in connection with a Principal Prepayment shall not constitute Ancillary Income and shall be deposited in the Custodial Account as set forth in Subsection 11.04. The Servicer's right to Ancillary Income shall terminate on the Servicing Transfer Date.

         BIF: The Bank Insurance Fund, or any successor thereto.

         Code: The Internal Revenue Code of 1986, or any successor statute thereto.

         Determination Date: With respect to each Distribution Date, the close of business of the last day of the month preceding the month in which such of Distribution Date occurs.

         Distribution Date: The fifteenth (15th) day of each month, commencing on the fifteenth (15th) day of the month next following the month in which the Cut-off Date occurs, or if such fifteenth (15th) day is not a Business Day, the first Business Day immediately following such fifteenth (15th) day.

         Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Servicer pursuant to this Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

         Interim Servicing Fee: With respect to each Mortgage Loan, the amount of the servicing fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to $8.00 per Mortgage Loan per month. Such fee shall be payable monthly. If the Interim Servicing Period includes any partial calendar month, the Interim Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month. For each Mortgage Loan, such servicing fee will be payable solely from amounts representing interest actually received by the Servicer from the related Mortgagor.

         Permitted Investments: Any one or more of the following obligations or securities:

         (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

         (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

         (iii) repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

         (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

         (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

         (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

         Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

         Qualified Depository: A depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in the highest rating category by each Rating Agency.

         REMIC: A "real estate mortgage investment conduit" as such term is defined in the Code, as amended.

         REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its interim servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the interim servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae or Freddie Mac), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Servicer hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Servicer with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under this Agreement.

         Subsection 11.01 Servicer to Act as servicer.

         Servicer, as independent contract servicer, shall interim service and administer the Mortgage Loans in accordance with Accepted Servicing Practices and this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. Without limiting the generality of the foregoing, the Servicer shall not take, or fail to take, any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected.

         Consistent with the terms of this Agreement and Accepted Servicing Practices, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that unless the Servicer has obtained the prior written consent of the Purchaser, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, during the Interim Servicing Period the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If required by the Servicer, the Purchaser shall furnish the Servicer with powers of attorney at the Purchaser's option and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         In interim servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to Accepted Servicing Practices. If Servicer elects to utilize a subservicer to perform any or all of Servicer's duties hereunder, Servicer shall remain liable as though such duties were performed directly by Servicer and Servicer shall be responsible for the payment of any and all fees of any such subservicer.

         Subsection 11.02 Collection of Mortgage Loan Payments.

         Continuously from the related Closing Date until the related Servicing Transfer Date, the Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Subsection 11.03 Realization Upon Defaulted Mortgage Loans.

                  (a) The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. If a Mortgage Loan becomes sixty (60) or more days delinquent or subject to a foreclosure proceeding, then with respect to the Servicing Rights to such Mortgage Loan the related Servicing Transfer Date shall be the close of business on the next Business Day if so requested by the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, and the Purchaser has not exercised its right to accelerate the related Servicing Transfer Date as described in the previous sentence, the Servicer shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Servicer shall notify the Purchaser in writing of the Servicer's intention to do so, and the Servicer shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. The Servicer shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

                  (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has received approval from the Purchaser and has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                           (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                           (2) there are no circumstances present at such
                  Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

         If the Servicer determines, in consultation with the Purchaser, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

                  (c) The Servicer shall also promptly notify the Purchaser upon learning of any state insolvency or federal bankruptcy proceedings in which any Mortgagor is seeking relief or is the defendant debtor, or of the death or incapacity or any Mortgagor or guarantor.

         Subsection 11.04 Establishment of Custodial Accounts; Deposits in
                          Custodial Accounts.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, with a Qualified Depository, in the form of time deposit or demand accounts. Funds deposited in the Custodial Account shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Upon the request of the Purchaser, the Servicer shall deliver to the Purchaser a Custodial Account Letter Agreement in the form of Exhibit 3.

         The Servicer shall deposit in the Custodial Account on a daily basis within two Business Days of receipt, and retain therein the following payments and collections received by it subsequent to the related Cut-off Date:

         (i) all payments on account of principal including Principal Prepayments (and prepayment penalty fees collected from Mortgagors for any Principal Prepayments) on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans;

         (iii) all Liquidation Proceeds;

         (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

         (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

         (vi) all proceeds of any Mortgage Loan repurchased in accordance with Subsection 7.03;

         (vii) any amounts required to be deposited by the Servicer pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor;

         (viii) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.13; and

         (ix) any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20.

         The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iv). The Servicer shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

         Subsection 11.05  Permitted Withdrawals From the Custodial Account.

         The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:

         (i) to make distributions to the Purchaser in the amounts and in the manner provided for in Subsection 11.14;

         (ii) to reimburse itself for unreimbursed Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Servicer is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection
         7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

         (iii) to pay to itself pursuant to Subsection 11.21 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Interim Servicing Fee;

         (iv) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03, all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

         (v) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

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         (vi) to reimburse itself for any expenses that are reimbursable pursuant to Subsection 11.03; and

         (vii) to clear and terminate the Custodial Account on the termination of this Agreement.

         (viii) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii),
         (iv), (v), and (vi) above. The Servicer shall provide written notification in the form of an Officers' Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (v) above.

         Subsection 11.06 Establishment of Escrow Accounts; Deposits in Escrow
                          Accounts.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, with a Qualified Depository, in the form of time deposit or demand accounts. Upon the request of the Purchaser, the Servicer shall deliver to the Purchaser an Escrow Account Letter Agreement in the form of Exhibit 4.

         The Servicer shall deposit in the Escrow Account or Accounts on a daily basis within two Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Subsection 11.07 Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

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         Subsection 11.08 Payment of Taxes, Insurance and Other Charges.

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

         Subsection 11.09 Transfer of Accounts.

         The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository institution from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

         Subsection 11.10 Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained for each Mortgage Loan fire, and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Servicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial


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Account, subject to withdrawal pursuant to Subsection 11.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least thirty (30) days' prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

         Subsection 11.11 Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has an A.M. Best rating of A:VI or better insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

         Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

         The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae or by Freddie Mac. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

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

         Subsection 11.13 Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non?permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser. The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Servicer determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is necessary to sell any REO property, (i) the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and a separate servicing agreement among the Servicer and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three (3) years or such other period as may be permitted under Section 860G(a)(8) of the Code.

         With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall deposit or cause to be deposited in the Custodial Account, on a daily basis within two Business Days of receipt all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

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

         The Servicer shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

         Each REO Disposition shall be carried out by the Servicer at such price and upon such terms as the Purchaser shall direct. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Custodial Account within two Business Days of receipt.

         Subsection 11.14 Distributions.

         On each Distribution Date, the Servicer shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05.

         All distributions made to the Purchaser on each Distribution Date shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Servicer or by check mailed to the address of the Purchaser.

         With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Subsection 11.15 Remittance Reports.

         No later than the Distribution Date, the Servicer shall furnish to the Purchaser or its designee a report in Excel (or compatible) electronic format (that can be downloaded into a Sybase database) with the fields and format as further described and set forth in Exhibit 6, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Servicer shall forward to the Purchaser by overnight mail a computer readable magnetic tape containing the information set forth in the remittance report with respect to the related Distribution Date.

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         With respect to any remittance report received by the Purchaser on or after the second Business Day following the Business Day on which such remittance report was due, the Servicer shall pay to the Purchaser a penalty in the amount of $100 dollars; provided, however, the penalty shall be $500 dollars after the first violation of the foregoing. Such penalty shall be paid by the Servicer to the Purchaser on the date such remittance report is sent. The payment by the Servicer of any such penalty shall not be deemed an extension of time for sending the remittance report or a waiver of any Event of Default by the Servicer.

         Subsection 11.16 Statements to the Purchaser.

         No later than the Distribution Date, the Servicer shall forward to the Purchaser or its designee a statement prepared by the Servicer setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.

         In addition, not more than ninety (90) days after the end of each calendar year, the Servicer shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

         The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

         Subsection 11.17 Real Estate Owned Reports.

         Together with the statement furnished pursuant to Subsection 11.13, with respect to any REO Property, the Servicer shall furnish to the Purchaser a statement covering the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

         Subsection 11.18 Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Servicer shall deliver to the Purchaser within three Business Days after completion of the foreclosure sale a liquidation report with respect to such Mortgaged Property.

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         Subsection 11.19 Assumption Agreements.

         The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer, upon prior Purchaser consent, shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.19, the Servicer, with the prior written consent of the insurer under the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

         In connection with any such assumption or substitution of liability, the Servicer shall follow the Servicer's Underwriting Guidelines. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Subsection 11.20 Satisfaction of Mortgages and Release of Mortgage
                          Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Purchaser by a certification of a servicing officer of the Servicer (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Servicer and the Servicer shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

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

         In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the fidelity bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as appropriate for the interim servicing or foreclosure of any Mortgage Loan, including for this purpose collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the related Mortgage File held by the Purchaser to the Servicer. Such servicing receipt shall obligate the Servicer to return the related Mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non?judicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Servicer.

         Subsection 11.21 Servicing Compensation.

         As compensation for its services hereunder, the Servicer shall be entitled to receive on the Mortgage Loans the amounts provided for as the Servicer's Interim Servicing Fee and Ancillary Income. Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

         Subsection 11.22 Access to Certain Documentation.

         The Servicer shall provide to any federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans interim serviced by the Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer.

         Subsection 11.23 Reports and Returns to be Filed by the Servicer.

         The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

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         Subsection 11.24 Compliance with REMIC Provisions.

         If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or
(ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

         Notwithstanding anything in this Agreement to the contrary, the Servicer (a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

         The Servicer shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC. The Servicer shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.


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                                    EXHIBIT 6

                              FORM OF MONTHLY DATA

                                    EXHIBIT 7

                         SERVICING TRANSFER INSTRUCTIONS




                                       76
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                                    EXHIBIT 8

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This Assignment, Assumption and Recognition Agreement (the "Agreement") is made and entered into as of [___________], 200[_] (the "Closing Date"), among [___________________], a [__________] corporation, having an address at
[___________________] (the "Assignor"), [_____________________________], a
[___________________] corporation, having an address at [_________________________________] (the "Assignee"), and [__________________],
a [___________] corporation, having an address at [_________________] (the
"Servicer"). Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement (as defined below).

         In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee (a) all of its right, title and interest as "Purchaser" in, to and under that certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of June 30, 2003 and duly executed by American Business Credit, Inc., a Pennsylvania corporation ("ABC"), Homeamerican Credit, Inc. d/b/a Upland Mortgage, a Pennsylvania corporation ("Upland"), American Business Mortgage Services, Inc., a New Jersey corporation ("ABMS", and together with ABC and Upland, the "Originators"), and EMC Mortgage Corporation ("EMC") (the "Purchase Agreement") attached hereto as Exhibit A, only with respect to the Mortgage Loans, and (b) all of its right, title and interest in and to each of the mortgage loans identified in Exhibit B hereto (the "Mortgage Loans"). Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest as "Purchaser" in, to and under the Purchase Agreement with respect to any other mortgage loan other than those set forth on Exhibit B and furthermore, the Assignor is not assigning to the Assignee, but instead is expressly reserving for the Servicing Rights Owner's exclusive right and benefit only, the following:

         (a) any of the Servicing Rights relating to the Mortgage Loans, as the term "Servicing Rights" is defined in the Purchase Agreement and further described herein;

         (b) all rights and benefits accorded the Servicing Rights Owner under the Purchase Agreement;

         Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement, or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify the Assignee), and that all such obligations are assumed by the Servicer.

         The Assignor acknowledges and agrees that upon execution of this Agreement, [____________] shall become the "Purchaser" under the Purchase Agreement, and all representations, warranties and covenants by the "Seller" to the "Purchaser" under such Purchase Agreement including, but not limited to, the rights to require repurchase of any Mortgage Loan and to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

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

2. Consideration. In consideration for the sale of the Mortgage Loans to the Assignee, the Assignee agrees to pay to the Assignor the amount referenced in that certain trade confirmation dated as of [____________], 200[__] (the "Confirmation"), and duly executed by the Assignor and the Assignee (the "Purchase Price"). The Assignee shall pay the Purchase Price to the Assignor by wire transfer of immediately available funds to the account designated by the Assignor on or before the Closing Date, as defined in this Confirmation.

3. Servicing of the Mortgage Loans. [From and after the related Servicing Transfer Date, the Servicing Rights Owner shall service the Mortgage Loans for the Assignee in accordance with that certain Servicing Agreement dated as of [________________], by and between the Servicing Rights Owner and the Assignee (the "Servicing Agreement").] Prior to the related Servicing Transfer Date, the Servicer shall service the Mortgage Loans on an interim basis on behalf of the Assignee and the Servicing Rights Owner in accordance with the Purchase Agreement. The address of the "Purchaser" set forth in Section 16 of the Purchase Agreement shall be changed to read as follows:

                                            [___________________]
                                            [___________________]
                                            [___________________]
                                            Attention: [___________]

         The wire transfer instructions for distributions to the Assignee on each Distribution Date shall be as follows:

                                            Bank:
                                            ABA Routing Number:
                                            For Credit to:
                                            Attn:

4.       Status of Purchase Agreement. The Assignor represents and warrants that
         (a) the Purchase Agreement attached hereto as Exhibit A is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement with respect to each of the Mortgage Loans is in full force and effect as of the date hereof, (c) the Purchase Agreement has not been amended or modified in any respect, (d) there has been no waiver or modification or any agreement to waive or modify any provision, nor has any notice of termination been given, under the Purchase Agreement,
         (e) the Assignor is not in default, and has received no notice of default, under the Purchase Agreement, and, to the best of the Assignor's knowledge, the Servicer is not in default under the Purchase Agreement, and (f) to the best of the Assignor's knowledge, there are no offsets, claims or defenses available to the Servicer with respect to the Purchase Agreement or Mortgage Loans.

5. Covenants, Representations and Warranties of the Assignor. The Assignor represents and warrants to, and covenants with, the Assignee that:

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

         a. Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

         b. The Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Agreement has been fully executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and to the application of equitable principles in any proceeding, whether at law or in equity;

         c. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby;

         d. There is no action, suit, proceeding, investigation or litigation pending or, to the Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignor, would adversely affect the sale of the Mortgage Loans to the Assignee, the execution, delivery or enforceability of this Agreement, or the Assignor's ability to perform its obligations under this Agreement;

         e. Immediately prior to payment of the Purchase Price for the Mortgage Loans, the Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

         f. The Assignor shall use its reasonable commercial efforts to cause to be delivered to the Assignee all of the Mortgage Loan Documents in accordance with Section 6.03 of the Purchase Agreement.

         g. Each of the terms and conditions set forth in the Purchase Agreement which are required to be satisfied on or before the Closing Date by the Assignor in order for the Assignor to acquire title to the Mortgage Loans has been satisfied unless waived by the prejudiced party(ies).

         h. The Assignor shall deliver to the Assignee on or before the Closing Date the following documents:

            (1) a fully executed Agreement and Purchase Agreement; and

            (2) the Mortgage Loan Schedule;

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

6. Covenants, Representations and Warranties of the Servicer. The Servicer represents and warrants to, and covenants with, the Assignee that:

         a. The representations and warranties made by the Servicer under Subsection 7.01 and Subsection 7.02 of the Purchase Agreement are true and correct in all material respects as of the date hereof and no event has occurred which, with notice or the passage of time, would constitute a default under the Purchase Agreement.

         b. The Servicer acknowledges and agrees that upon execution of this Agreement, [___________] shall become the "Purchaser" under the Purchase Agreement but not the Servicing Rights Owner, and all representations, warranties and covenants by the Servicer as the "Seller" thereunder, including, but not limited to, the representations, warranties and covenants to repurchase any Mortgage Loan and to indemnify the "Purchaser", shall accrue to [__________] by virtue of this Agreement.

7. Covenants, Representations and Warranties of Assignee. The Assignee agrees to be bound, as "Purchaser", by all of the terms, covenants and conditions of the Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Servicer and the Assignor all of the Assignor's obligations as "Purchaser" thereunder, with respect to the Mortgage Loans (except for any obligations relating to the Servicing Rights);

8. Governing Law. This Agreement shall be construed in accordance with the laws of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of [________________], except to the extent preempted by federal law.

9. Conflict with Purchase Agreement. To the extent there is any conflict between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Purchase Agreement.

10. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

11. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.




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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

[Assignor_______________________]              [Assignee ______________________]
                                               the Assignor
the Assignee

BY:_____________________________               BY:_____________________________

ITS:______________________________             ITS:____________________________
[Servicer_______________________]
the Servicer

BY:_____________________________

ITS:_____________________________



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


                                    EXHIBIT 9

                        COMPANY'S UNDERWRITING GUIDELINES

                                   EXHIBIT 10

                            FORM OF POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, pursuant to the terms of the Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of _________, 2003 (the "Purchase Agreement"), among __________ ("______") and EMC Mortgage Corporation("EMC"), is selling certain mortgage loans (the "Mortgage Loans") to EMC;

         AND WHEREAS, ______ is providing this Limited Power of Attorney pursuant to the Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, obligations and covenants contained herein and in the Purchase Agreement and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, ______ does hereby make, constitute and appoint EMC, ______'s true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in ______'s name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of EMC, and all Form UCC-2 or UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, and to evidence, provide notice of and perfect such assignments and conveyances in favor of EMC in the public records of the appropriate filing and recording offices; (ii) to file or record in the appropriate public filing or recording offices, all other Mortgage Loan documents to be recorded under the terms of the Purchase Agreement or any such Mortgage Loan which have not been submitted for filing or recordation by ______ on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices; and (iii) to do and perform all acts in connection with the servicing, administration and management of the Mortgage Loans, including but not limited to:

         (1) execute and deliver customary consents or waivers and other instruments and documents;

         (2) consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages;

         (3)      collect any Insurance Proceeds and other Liquidation Proceeds;

         (4) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan;

         (5) to sign any necessary Assignments of Mortgage to fully give the lienholder rights over from _________ to EMC;

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

         (6) execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties; and

         (7) execute all documents customarily and reasonably necessary and appropriate for the transfer post-foreclosure of the previously Mortgaged Properties to third parties, and then to collect the sales proceeds from that transfer.

This Limited Power of Attorney may be utilized fully to all intents and purposes as _________ might or could do if personally present, hereby ratifying and confirming all that EMC as said attorney in fact shall lawfully do or cause to be done by virtue hereof.

                                    ARTICLE I

         The enumeration of particular powers herein is not intended in any way to limit the grant to EMC as ______'s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as ______ might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and ______ agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of
Article III below. Any and all third parties dealing with EMC as ______'s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of EMC, as applicable, and need not make any inquiry about whether EMC is acting pursuant to the Purchase Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by EMC that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Purchase Agreement.

                                   ARTICLE II

         Any act or thing lawfully done hereunder by EMC shall be binding on ______ and ______'s successors and assigns.

                                   ARTICLE III

         This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events:

         (i) the transfer by EMCof its servicing obligations under the Purchase Agreement to another servicer;

         (ii) with respect to any Mortgage Loan, such Mortgage Loan is no longer a part of the Purchase Agreement; and

         (iii) the termination of the Purchase Agreement in accordance with its terms.

         Nothing herein shall be deemed to amend or modify the Purchase Agreement or the respective rights, duties or obligations of ______ under the Purchase Agreement, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

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

                                   ARTICLE IV

         Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Purchase Agreement.

         IN WITNESS WHEREOF, ______ has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of _____ ___, 2003.

                                             By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________




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


                                 ACKNOWLEDGEMENT

STATE OF       )
               )  ss:
COUNTY OF      )

         On this ___ day of __________, 3 before me appeared _______________________, to me personally known, who, being by me duly sworn did say that he/she is the _____________________ of _____________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said ____________ acknowledged said instrument to be the free act and deed of said corporation.

                                             Name:_____________________________

Notary Public in and for said County and State

My Commission Expires:

                                   EXHIBIT 11

                          FORM OF OFFICER'S CERTIFICATE

         I, _____________, hereby certify that I am the duly elected [Vice] President of _________, a ______, (the "Servicer") and further as follows:

         1. Attached hereto is a true and correct copy of the [Charter and By-laws/formation documents] of the Servicer which are in full force and effect as of the date hereof.

         2. There are no actions, suits or proceedings pending (nor, to my knowledge, are any actions, suits or proceedings threatened), against or affecting the Servicer which if adversely determined, individually or in the aggregate, would adversely affect the Servicer's obligations under the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 30, 2003, among American Business Credit, Inc. ("ABC"), Homeamerican Credit, Inc. d/b/a Upland Mortgage ("Upland"), American Business Mortgage Services, Inc. ("ABMS", and together with ABC and Upland, the "Originators") and EMC Mortgage Corporation ("EMC"), and the related Term Sheet, dated as of ________, between the Servicer and EMC (together, the "Agreements").

         3. Each person who, as an officer or representative of the Servicer, signed the Agreements and any other document delivered prior hereto or on the date hereof in connection with the sale of Mortgage Loans pursuant to the Agreements was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         4. Attached hereto is a certified true copy of the resolution of the board of directors of the Servicer that authorizes the sale of the Mortgage Loans subject to the Agreements.

         5. The Servicer has performed and complied with all agreements and conditions to in the Agreements which are required to be performed or complied with by the Servicer on or before the date hereof.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:  [Closing Date]                  By:______________________________

                                        Name:____________________________


         I, _________________, a [Assistant] Secretary of the Servicer, hereby certify that _______________ is the duly elected, qualified and acting [Vice] President of the Servicer and that the signature appearing above is [her] [his] genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  [Closing Date]                   By:______________________________

                                         Name:____________________________
                                         Title:  [Vice] President